Exhibit 99.1

News Release
FOR IMMEDIATE RELEASE
Contact:
Margaret Boyce
312-255-5784
margaret.boyce@diamondconsultants.com
David Moon
312-255-4560
david.moon@diamondconsultants.com
DIAMOND REPORTS THIRD QUARTER FISCAL YEAR 2009 RESULTS
Third Quarter Free Cash Flow of $7.1 Million
CHICAGO, February 5, 2009—Diamond Management & Technology Consultants, Inc. (NASDAQ: DTPI), a premier global management and technology consulting firm, today announced results for its third quarter of fiscal year 2009 (ended December 31, 2008).
Financial Review
Net revenue for the third quarter ended December 31, 2008 was $37.0 million, compared with $40.5 million in the prior quarter, and $46.7 million for the same period last year.
“Our third quarter revenue was impacted by the economic environment. We believe we are operating our business well, managing our costs and making the right moves to improve future performance,” said Adam Gutstein, President and CEO of Diamond. “We are pleased that both our core and new clients find our services valuable despite, and perhaps because of, the challenging environment. Given our track record of high-quality and high-impact work, as well as the strength of our relationships, we are confident that as our clients and prospects recognize the need for change, they will look to Diamond.”
The Company reported income from continuing operations before income taxes of $2.4 million in the third quarter, compared with income from continuing operations before income taxes of $2.1 million in the prior quarter and income from continuing operations before income taxes of $6.1 million reported in the third quarter of the prior fiscal year.
Income tax expense was $2.4 million, including $0.6 million of UK tax expense on a non-cash foreign exchange gain. The effective tax rate was 99%, compared with 75% in the prior quarter. Income from continuing operations after income taxes was $14,000, compared with income from

Diamond Reports Third Quarter Fiscal Year 2009
continuing operations after income taxes of $0.5 million in the prior quarter and $2.8 million in the same period last year. The Company reported diluted earnings per share from continuing operations of $0.00, compared with $0.02 per diluted share in the prior quarter and $0.09 per diluted share in the same period last year. Diluted weighted average shares outstanding decreased to 25.9 million from 26.4 million in the prior quarter and 30.6 million in the year-ago period.
Adjusted EBITDA (income from continuing operations before interest, taxes, depreciation, amortization and stock-based compensation expense) was $6.2 million in the third quarter of fiscal year 2009, the same as the prior quarter.
Free cash flow (cash flow provided by operating activities less capital expenditures) in the third quarter of fiscal year 2009 was $7.1 million, compared with $4.7 million in the prior quarter and $18.3 million in the year-ago period. The Company ended the third quarter with cash and cash equivalents of $42.4 million and no borrowings.
Share Repurchase
During the third quarter, the Company repurchased approximately 500 thousand shares at an average price of $4.01 for a total repurchase of $2.1 million. As of December 31, 2008, the remaining stock repurchase authorization outstanding was $26.9 million.
Business Metrics
The Company served 57 clients during the third quarter of fiscal year 2009, compared with 64 clients served in the second quarter and 65 in the third quarter last year. The Company added 10 new clients in the third quarter, the same as the prior quarter, and compared to 18 clients added during the year-ago period. The top five clients represented 40% of revenue during the third quarter of fiscal year 2009 compared to 35% in the prior quarter and 41% in the year-ago period.
The Company ended the third quarter with 473 client-serving professionals, compared with 495 in the prior quarter and 512 in the year-ago period. Chargeability was 60% in the third quarter of fiscal year 2009, compared with 66% in the prior quarter and 65% in the year-ago period. Annualized net revenue per professional was $305 thousand, compared with $336 thousand in the prior quarter and $363 thousand in the year-ago period. Annualized voluntary attrition was 11% in the third quarter, compared with 9% in the prior quarter and 10% in the third quarter last year.
Revenue by industry practice in the third quarter was: Financial Services: 33%; Insurance: 26%; Enterprise: 18%; Healthcare: 17%; Public Sector: 3%; and Telecom: 3%.
New Initiatives
Given the markets in which the Company competes to attract and retain the highest quality people, the Company has initiated a plan to modify its compensation program with respect to variable compensation by moving away from significant equity grants to primarily cash payments. As a result, the Company intends to greatly reduce future equity grants to employees and replace equity incentives with cash incentives in its variable compensation programs. The Company believes a cash-based approach will provide more predictable and competitive performance incentives for its employees, which will in turn make the Company more successful and increase shareholder value.

Diamond Reports Third Quarter Fiscal Year 2009
Tender Offer
As part of this plan, the Company will commence a Tender Offer, beginning today and expiring March 9, 2009, giving employees the opportunity to exchange certain previously granted Restricted Stock Units (“Eligible RSUs”) for Diamond common stock at an exchange ratio of one Eligible RSU for 0.80 shares of common stock. In addition to the discount implied by the exchange ratio, employees who participate will also agree to a sale restriction on the stock received ranging from 6 months for staff employees, up to 2 years for partners, and 4 years for the Chief Executive Officer and the Chief Financial Officer. There are approximately 2.3 million Eligible RSUs and a requirement that at least 1.6 million Eligible RSUs be tendered for the Company to complete the Tender Offer. Should the Company complete the Tender Offer, the Company will recognize all stock-based compensation expense associated with the tendered Eligible RSUs in the fourth quarter, rather than over time, and incur a one-time non-cash charge of $13 to $18 million in the March quarter. On a tax-effected basis, the EPS effect will be approximately $0.31 to $0.44 per diluted share.
“We announced a Tender Offer today as part of an overall plan to put the Company on stronger footing. In addition to moving to a more desirable form of incentive compensation, this change away from equity awards will reduce stock-based compensation expense and significantly reduce overhang and dilution over the long term. As a result, in fiscal year 2010, we expect pretax income to improve, while increasing our investment in the business, driving future growth,” said Gutstein.
Business Outlook
Fourth Quarter 2009
The Company expects fourth quarter net revenue to be in the range of $35 to $37 million. Excluding the impact of the Tender Offer, the Company expects pretax income of zero to $1 million, Adjusted EBITDA in the range of $3 to $4 million, reported tax expense to be in the range of $0.2 to $0.6 million, and GAAP EPS to be in the range of a loss of $0.01 to positive $0.01 per diluted share. The weighted average share count is expected to be approximately 26 million. Free cash flow is expected to be $1 to $3 million.
The successful completion of the Tender Offer is expected to reduce pretax income by $13 to $18 million, reduce GAAP EPS by $0.31 to $0.44 per diluted share, and reduce non-operating cash flow by $2 million, as a result of the Company withholding shares to pay employee taxes incurred as part of their participation in the Tender Offer.
Conference Call
Diamond will host a conference call today, February 5, 2009 at 8:00 am CT to discuss the results of the quarter. The dial-in number for the conference call is 800-926-4458 for North American callers and 212-231-2904 for international callers. The replay will be available until February 12, 2009, and can be accessed by calling 402-977-9140, then entering passcode number 21410449. The call will be broadcast live and archived on Diamond’s web site at www.diamondconsultants.com.

Diamond Reports Third Quarter Fiscal Year 2009
About Diamond
Diamond is a management and technology consulting firm. Recognizing that information and technology shape market dynamics, Diamond’s small teams of experts work across functional and organizational boundaries to improve growth and profitability. Since the greatest value in a strategy, and its highest risk, resides in its implementation, Diamond also provides proven execution capabilities. We deliver three critical elements to every project: fact-based objectivity, spirited collaboration, and sustainable results. Diamond is headquartered in Chicago, with offices in New York, Washington, D.C., Hartford, London, and Mumbai. Diamond is publicly traded on the NASDAQ Global Select Market under the symbol “DTPI.” To learn more, visit www.diamondconsultants.com.
Forward-Looking Statements
Statements in this press release that do not involve strictly historical or factual matters are forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws. Forward-looking statements involve estimates, projections, assumptions, risks and uncertainties and speak only as of the date of this release based on information available to the Company as of the date of this release, and the Company assumes no obligation to update any forward-looking statements. Actual results may differ materially from the results projected in any forward-looking statement. For a discussion of some of the risks and uncertainties that could cause actual results to differ materially, please refer to the risks and uncertainties identified in our filings with the SEC.
Non-GAAP Financial Measures
This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management believes the non-GAAP measures are useful to investors, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), please see the section entitled “Unaudited Reconciliations of GAAP to Non-GAAP Financial Measures.”

Diamond Reports Third Quarter Fiscal Year 2009
DIAMOND MANAGEMENT & TECHNOLOGY CONSULTANTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	For the Three Months		For the Nine Months
	Ended December 31,		Ended December 31,
	2007	2008	2007	2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue:
Net revenue	$46,724	$36,960	$139,923	$116,279
Reimbursable expenses	5,710	6,296	17,250	16,698

Total revenue	52,434	43,256	157,173	132,977

Project personnel expenses:
Project personnel costs before reimbursable expenses	30,817	27,168	94,938	87,058
Reimbursable expenses	5,710	6,296	17,250	16,698

Total project personnel expenses	36,527	33,464	112,188	103,756

Gross margin	15,907	9,792	44,985	29,221

Other operating expenses:
Professional development and recruiting	2,732	1,688	7,283	5,684
Marketing and sales	1,019	104	2,423	2,047
Management and administrative support	6,804	5,944	19,839	18,956
Restructuring recovery	—	—	—	(284)

Total other operating expenses	10,555	7,736	29,545	26,403

Income from operations	5,352	2,056	15,440	2,818

Other income, net	699	344	2,639	629

Income from continuing operations before income taxes	6,051	2,400	18,079	3,447

Income tax expense	3,209	2,386	8,420	2,192

Income from continuing operations after income taxes	2,842	14	9,659	1,255

Discontinued operations:
Loss from discontinued operations, net of income taxes	(311)	—	(727)	—

Net income	2,531	14	8,932	1,255

Basic income (loss) per share of common stock:
Income from continuing operations	$0.09	$—	$0.31	$0.05
Loss from discontinued operations	(0.01)	—	(0.02)	—

Net income	$0.08	$—	$0.29	$0.05

Diluted income (loss) per share of common stock:
Income from continuing operations	$0.09	$—	$0.30	$0.05
Loss from discontinued operations	(0.01)	—	(0.02)	—

Net income	$0.08	$—	$0.28	$0.05

Shares used in computing basic income (loss) per share of common stock	30,012	25,621	30,690	26,239

Shares used in computing diluted income (loss) per share of common stock	30,627	25,906	32,027	26,658
The following amounts of stock-based compensation expense (“SBC”) are included in each of the respective expense categories reported above:

	For the Three Months		For the Nine Months
	Ended December 31,		Ended December 31,
	2007	2008	2007	2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Project personnel costs before reimbursable expenses	$3,710	$3,029	$11,376	$9,102
Professional development and recruiting	40	23	99	80
Marketing and sales	82	66	257	212
Management and administrative support	594	582	2,010	1,822

Total SBC	$4,426	$3,700	$13,742	$11,216

Diamond Reports Third Quarter Fiscal Year 2009
DIAMOND MANAGEMENT & TECHNOLOGY CONSULTANTS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	March 31,	December 31,
	2008	2008
		(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$53,267	$42,437
Accounts receivable, net of allowance of $695 and $691 as of March 31, 2008 and December 31, 2008, respectively	13,215	13,881
Income taxes receivable	256	292
Deferred tax asset — current portion	1,236	814
Prepaid expenses	1,970	2,001
Other current assets	1,276	1,321

Total current assets	71,220	60,746

Restricted cash	7,338	4,096
Computers, equipment, leasehold improvements and software, net	4,572	4,031
Deferred tax asset — long-term portion	7,710	6,545
Other assets	1,555	1,542

Total assets	$92,395	$76,960

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,416	$2,648
Accrued compensation	4,648	3,773
Deferred revenue	1,092	1,099
Accrued benefits	2,704	2,164
Restructuring accrual — current portion	220	—
Other accrued liabilities	4,574	3,304

Total current liabilities	15,654	12,988

Restructuring accrual — long-term portion	119	—
Deferred rent — long-term portion	34	930
Accrued income tax liabilities — long-term portion	1,286	1,897
Net tax indemnification obligation	450	323

Total liabilities	17,543	16,138

Commitments and contingencies

Stockholders’ equity:
Common stock, 27,088 and 25,806 shares outstanding as of March 31, 2008 and December 31, 2008, respectively	502,431	497,954
Accumulated other comprehensive loss	(2,748)	(4,527)
Accumulated deficit	(424,831)	(432,605)

Total stockholders’ equity	74,852	60,822

Total liabilities and stockholders’ equity	$92,395	$76,960

Diamond Reports Third Quarter Fiscal Year 2009
DIAMOND MANAGEMENT & TECHNOLOGY CONSULTANTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (1)
(In thousands)

	For the Three Months		For the Nine Months
	Ended December 31,		Ended December 31,
	2007	2008	2007	2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$2,531	$14	$8,932	$1,255
Adjustments to reconcile net income to net cash provided by operating activities:
Restructuring recovery	—	—	—	(284)
Depreciation and amortization	383	448	1,101	1,339
Stock-based compensation	4,426	3,700	13,742	11,216
Deferred income taxes	1,511	1,413	1,193	1,365
Excess tax benefits from employee stock plans	(46)	(245)	(1,202)	(262)
Changes in assets and liabilities:
Accounts receivable	12,382	2,938	5,355	(1,300)
Prepaid expenses and other	113	570	(765)	(290)
Accounts payable	(222)	1,293	(215)	268
Accrued compensation	1,216	2,000	(4,154)	(843)
Income taxes payable	(2,453)	(1,451)	(119)	(2,098)
Restructuring accrual	(55)	—	(165)	(55)
Other assets and liabilities	(686)	(3,275)	260	(434)

Net cash provided by operating activities	19,100	7,405	23,963	9,877

Cash flows from investing activities:
Decrease (increase) in restricted cash	(34)	(15)	(97)	3,085
Distribution from available-for-sale investments	—	289	—	289
Capital expenditures, net	(753)	(291)	(2,204)	(1,297)
Other assets	—	—	44	—

Net cash provided by (used in) investing activities	(787)	(17)	(2,257)	2,077

Cash flows from financing activities:
Stock option and employee stock purchase plan proceeds	691	480	3,814	1,575
Payment of employee withholding taxes from equity transactions	(1,056)	(601)	(3,119)	(1,497)
Excess tax benefits from employee stock plans	46	245	1,202	262
Common stock cash dividends	(10,770)	(9,032)	(10,770)	(9,032)
Purchase of treasury stock	(9,492)	(2,615)	(31,955)	(13,145)

Net cash used in financing activities	(20,581)	(11,523)	(40,828)	(21,837)

Effect of exchange rate changes on cash	(32)	(530)	92	(947)

Net decrease in cash and cash equivalents	(2,300)	(4,665)	(19,030)	(10,830)

Cash and cash equivalents at beginning of period	67,395	47,102	84,125	53,267

Cash and cash equivalents at end of period	$65,095	$42,437	$65,095	$42,437

Non-cash financing activities:
Treasury stock repurchase obligation	$795	$—	$795	$—

(1)	The Condensed Consolidated Statements of Cash Flows is prepared on a combined basis and the reported results include both continuing and discontinued operations for the three and nine month periods ended December 31, 2007.

Diamond Reports Third Quarter Fiscal Year 2009
DIAMOND MANAGEMENT & TECHNOLOGY CONSULTANTS, INC.
UNAUDITED RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands)
RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS AFTER INCOME TAXES TO ADJUSTED EBITDA (1):

	For the Three Months		For the Nine Months
	Ended December 31,		Ended December 31,
	2007	2008	2007	2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Income from continuing operations after income taxes	$2,842	$14	$9,659	$1,255
Depreciation and amortization expense	383	448	1,101	1,339
Stock-based compensation expense	4,426	3,700	13,742	11,216
Interest income, net	(699)	(344)	(2,639)	(629)
Income tax expense	3,209	2,386	8,420	2,192

Adjusted EBITDA	$10,161	$6,204	$30,283	$15,373

(1)	Adjusted EBITDA, defined as income from continuing operations before interest, taxes, depreciation, amortization and stock-based compensation expense, is not a measure of financial performance under U.S. generally accepted accounting principles (GAAP). Management believes Adjusted EBITDA is a useful indicator of the Company’s financial and operating performance and its ability to generate cash flows from operations that are available for share repurchases and capital expenditures. Investors should recognize that Adjusted EBITDA might not be comparable to similarly-titled measures of other companies. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.
RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW (2):

	For the Three Months		For the Nine Months
	Ended December 31,		Ended December 31,
	2007	2008	2007	2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net cash provided by operating activities	$19,100	$7,405	$23,963	$9,877
Capital expenditures	(753)	(291)	(2,204)	(1,297)

Free cash flow	$18,347	$7,114	$21,759	$8,580

(2)	Free cash flow, defined as net cash provided by operating activities less capital expenditures, is a non-GAAP term. Management believes that by providing more visibility on free cash flow and reconciling to net cash provided by operating activities, the Company provides a consistent metric from which the quality of its business may be monitored. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.